TERMINATION OF EMPLOYMENT AGREEMENT

TERMINATION OF EMPLOYMENT AGREEMENT dated as of March 31, 2004 ("Agreement") between **Optionable, Inc.**, a corporation ("Employer"), **Mark Nordlicht**, an individual ("Nordlicht") and **Kevin P. Cassidy**, an individual ("Employee").

W I T N E S S E T H:

WHEREAS, Employer, Nordlicht and Employee wish to terminate the Employment Agreement dated as of March 1, 2001 between Optionable, Inc., Mark Nordlicht and Kevin P. Cassidy (the "Employment Agreement"), a copy of which is attached hereto as exhibit A;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. Employee will no longer be a an employee of Optionable, Inc. and any obligations of Employee, Employer and/or Nordlicht as set forth in the Employment Agreement will terminate as of the date of this agreement.

2. Employee will no longer be a director of Optionable, Inc.

3. Any and all obligation of Employer to Employee and of Employee to Employer under the Employment Agreement are considered as fully satisfied and any outstanding obligations are considered, for the purpose of the Employment Agreement, as paid in full.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

Optionable, Inc.

By____________________________
Name: Mark Nordlicht
Title: Chairman

Kevin P. Cassidy

____

Mark Nordlicht, individually, and only as to the retraction of any previous obligations.

____

Kevin P. Cassidy
463 Chappaqua Rd.
Briarcliff Manor, NY 10510

March 31, 2004

Mark Nordlicht
Optionable, Inc.
555 Pleasantville Road
South Building, Suite 110
Briarcliff Manor, NY 10510

Dear Mr. Nordlicht,

I hereby resign as Director and Chief Executive Officer of Optionable, Inc.

Sincerely,

Kevin P. Cassidy